Exhibit 1

JOINT REPORTING AGREEMENT
AND
POWER OF ATTORNEY

           WHEREAS, the statement on Schedule 13D/A ("Amendment No. 3") to which this joint reporting agreement and power of attorney (the "Agreement") is an exhibit is being filed on behalf of two or more persons (collectively, the "Reporting Persons") with respect to their beneficial ownership of shares of Common Stock of Childtime Learning Centers, Inc., a Michigan corporation (the "Issuer");

           WHEREAS, Amendment No. 3 amends and supplements a Statement on Schedule 13D (the "13D"), dated July 24, 2000, as subsequently amended on August 22, 2000 ("Amendment No. 1") and September 1, 2000 ("Amendment No. 2" and, collectively with the 13D, Amendment No. 1 and Amendment No. 3, the "Joint Statement"); and

           WHEREAS, the Reporting Persons prefer to file Amendment No. 3 on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

           NOW THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

           1.  Each of the Reporting Persons is responsible for the timely filing of Amendment No. 3 and any further amendments to the Joint Statement.

           2.  Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

           3.  None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

           4.  The undersigned agrees Amendment No. 3 is being, and any further amendment to the Joint Statement will be, filed on behalf of each of the Reporting Persons.

           5.  The undersigned hereby appoints Benjamin R. Jacobson as attorney-in-fact for the undersigned with authority to execute and deliver on behalf of the undersigned (i) any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder relating to the undersigned's beneficial ownership of securities of the Issuer, and (ii) any and all amendments hereto for the purpose of adding additional Reporting Person(s) parties hereto.

           6.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Dated: September 23, 2002

Amcito Partners, L.P.*
Raymond P. Barbrick*
Barcam Holdings, Inc.*
Geraldine Ann Cachat*
Walter E. Cisowski*
John Dickerson*
Nathan Gantcher*
Jamie L. Goldberg*
Paul V. Hoagland*
Harrison R. Horan*
HVS Boxers LLC*
Trust U/A/D 12/21/87 fbo Sara Katherine Jacobson*
Trust fbo Nicholas Karlson*
George A. Kellner*
Judith A. Little*
Bernard Matte*
Gerald L. Parsky*
Timothy Whelan*

(Names of Reporting Persons)

*By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson as Attorney-in-Fact

Jacobson Partners (Name of Reporting Person)

By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson Managing Partner

JP Acquisition Fund II, L.P. (Name of Reporting Person)
By:	JPAF Limited Partnership Its General Partner

By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson President

JPAF Limited Partnership (Name of Reporting Person)
By:	JPAF, Inc. Its General Partner

By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson President

JPAF, Inc. (Name of Reporting Person)

By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson President

JP Acquisition Fund III, L.P. (Name of Reporting Person)
By:	JPAF III LLC Its General Partner
By:	Jacobson Partners Its Sole Member

By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson Managing Partner

JPAF III LLC (Name of Reporting Person)
By:	Jacobson Partners Its Sole Member

By:	/s/ Benjamin R. Jacobson Benjamin R. Jacobson Managing Partner

Benjamin R. Jacobson (Name of Reporting Person) /s/ Benjamin R. Jacobson

Brandywine Managers, LLC (Name of Reporting Person)
By:	/s/ David C. Patterson David C. Patterson Managing Director

Amcito G.P.
(Name of Reporting Person)

By:  /s/ Gregory S. Little
       Name: Gregory S. Little
       Title: General Partner

David C. Patterson
(Name of Reporting Person)
/s/ David C. Patterson

Gregory S. Little
(Name of Reporting Person)
 /s/ Gregory S. Little

Jacqueline P. Little
(Name of Reporting Person)
 /s/ Jacqueline P. Little

Beverly Dickerson (Name of Reporting Person) /s/ Beverly Dickerson

James J. Morgan (Name of Reporting Person) /s/ James J. Morgan